Exhibit 10.12

FRIENDLY ICE CREAM CORPORATION

BOARD OF DIRECTORS COMPENSATION

A.	Annual Retainer	Directors		$30,000
		Chairman	Additional	$100,000

B.	Regularly Scheduled Board of Directors Meetings	Directors		$1,500

C.	Regularly Scheduled Committee Meetings	Members		$1,000

D.	Special Teleconference Meetings	Directors		$750

A.            Each director, including the Chairman, of the Company receives a fee of $2,500 per month. Mr. Donald Smith receives additional compensation of $8,333.34 per month for serving as Chairman of the Board.

B.            Each director of the Company receives $1,500, plus expenses, for each regularly scheduled meeting of the Board of Directors attended.

C.            Each member of the Audit Committee, Compensation Committee and Nominating Committee receives a fee of $1,000, plus expenses, for each regularly scheduled committee meeting attended. Each member of the Audit Committee receives a fee of $1,500, plus expenses, for attendance at the annual Audit Committee meeting.

D.            Each director receives a fee of $750 for participating in special teleconference meetings.